SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Henderson Group plc

(Exact Name of Registrant as Specified in Its Charter)

Jersey, Channel Islands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 Bishopsgate EC2M 3AE United Kingdom	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value $1.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-216824

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1: Description of Registrant’s Securities to be Registered

Henderson Group plc (the “Registrant”) hereby incorporates by reference the description of its ordinary shares, par value $1.50 per share, to be registered hereunder, contained under the heading “Description of Janus Henderson Ordinary Shares and Janus Henderson Amended Articles of Association” in the Registrant’s Registration Statement on Form F-4 (File No. 333-216824) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Act that constitutes part of the Registration Statement shall also be deemed to be incorporated herein by reference. The Registrant intends to change its name to “Janus Henderson Group plc” upon closing of the proposed merger (the “Merger”) described in the Registration Statement. Upon closing of the Merger the par value of the Registrant’s ordinary shares will be $1.50 per share.

Item 2: Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Henderson Group plc

By:	/s/ Roger Thompson
Name: Roger Thompson Title: Chief Financial Officer

Date: May 25, 2017